Exhibit 99.2

References to “Par,” “Par Pacific,” the “Company,” “we,” “our” or “us” in this Exhibit 99.2 (this “Exhibit”) refer to Par Pacific Holdings, Inc. and its consolidated subsidiaries taken as a whole, unless the context otherwise provides.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Certain statements included in this Exhibit may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the Securities and Exchange Commission (the “SEC”), all of which may be amended from time to time.

Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors including, without limitation:

•

the Russia-Ukraine war, military conflicts in the Middle East, political activity in Venezuela, Houthi-related disruptions in the Red Sea, the ongoing military conflict with Iran and disruptions in the Strait of Hormuz and certain developments in the global crude oil markets, on our business, our customers, and the markets where we operate;

•	the impact of tariffs and potential disruptions in international trade on our business;

•	our beliefs regarding available capital resources;

•	our beliefs regarding the likely results or impact of certain disputes or contingencies and any potential fines or penalties;

•

our beliefs regarding the fair value of certain assets, and our expectations with respect to laws and regulations, including environmental regulations and related compliance costs and any fines or penalties related thereto;

•	our expectations regarding the sufficiency of our cash flows and liquidity;

•	our expectations regarding anticipated capital expenditures, including the timing and cost of compliance with consent decrees and other enforcement actions;

•	our expectations regarding the impact of the adoption of certain accounting standards;

•	our estimates regarding the fair value of certain indebtedness;

•	the New ABL (as defined herein) may not be executed on our expected timeline or at all or on terms that we expect;

•	the estimated value of, and our ability to settle, legal claims remaining to be settled against third parties;

•	our expectations regarding the synergies or other benefits of our acquisitions;

•	our expectations regarding certain tax liabilities and debt obligations;

•	management’s assumptions about the impact of future events on our existing business;

•

the expected production volumes and operating performance of renewable fuels production in Hawaii through the Hawaii Renewables, LLC (“Hawaii Renewables”) joint venture, as well as the commercial and other benefits anticipated from that joint venture;

•	our ability to raise additional debt or equity capital;

•	our ability to make strategic investments in business opportunities; and

•	the estimates, assumptions, and projections regarding future financial condition, results of operations, liquidity, and cash flows.

These and other forward-looking statements could cause the actual results, performance, or achievements of Par and its subsidiaries to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements included in this Exhibit are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including the risk factors set forth under the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements included in this Exhibit are not guarantees of future performance; and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors described above and under the sections titled “Critical Accounting Estimates” and “Risk Factors” included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Each forward-looking statement speaks only as of the date of our Current Report on Form 8-K to which this Exhibit is attached (the “Form 8-K”). There can be no guarantee that the operational and financial measures the Company has taken, and may take in the future, will be fully effective. We do not intend to update or revise any forward-looking statements as a result of new information, future events, or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PAR PACIFIC HOLDINGS, INC.

Business Strategies

We are a growth-oriented energy company providing both renewable and conventional fuels to the western United States. Our objective is to acquire and develop market-leading energy and infrastructure businesses in logistically complex, niche markets, with a focus on operational efficiency while maintaining a strong balance sheet. Historically, our growth profile has been underpinned by successful acquisitions. We expect continued growth based on a portfolio of internal growth projects and strategic transactions. We intend to achieve these objectives through the following business strategies:

•

Produce and Sell in Logistically Complex Markets: Operating in unique and logistically complex markets like Hawaii, Washington and the Rocky Mountains allows us to position ourselves as the low-cost local supplier, capturing superior returns unavailable to refiners in oversupplied regions.

•

Vertical Integration: We have and will continue to look for opportunities to expand our integrated logistics network across the value chain. To date, we have four refineries with a total refining capacity of 219,000 bpd. Our integrated logistics network includes 13 million barrels of storage, as well as marine and rail distribution capabilities and 549 miles of pipelines. As of the date of the Form 8-K, we have 115 fuel retail locations across Hawaii and the Pacific Northwest.

•

Pursue Attractive Growth Opportunities: We employ a disciplined strategy to identify and execute high-return projects. Our approach centers on optimizing our existing asset base in targeted, logistically advantaged markets through a combination of selective growth projects, targeted bolt-on acquisitions, and strategic partnerships.

•

Organic Growth Opportunities: We continue to evaluate and pursue attractive organic growth opportunities across our asset base, with a focus on low-capital, high-return projects in our existing markets. Most notably, in October 2025, we announced the closing of Hawaii Renewables, our joint venture with Alohi Renewables Energy, LLC to develop the new renewable fuels facility co-located with our Hawaii refinery, which commenced operations in April 2026 and is designed to produce approximately 61 million gallons annually of renewable diesel, sustainable aviation fuel, renewable naphtha, and low-carbon liquified petroleum gases.

•

Growth Through Targeted Acquisitions: We have a demonstrated track record of successful and opportunistic acquisitions. Over the past decade, we have acquired a total of $1.3 billion in net assets and have integrated these assets into a growing, vertically integrated, enterprise with downstream, midstream, and retail assets focused on the Western United States.

Competitive Strengths

We believe we are well-positioned to successfully execute our business strategies through the following competitive strengths:

•

Operate in Markets with Strong Positions: Given the scarcity of land in Hawaii, high real estate costs and logistical complexity, our 87 retail locations (inclusive of 33 company-operated convenience stores) across four islands are well-positioned to generate strong profitability. Similarly, in the Pacific Northwest, our local asset base (comprised of 28 retail locations) serves a growing population in the region and allows reliable, strong returns. Stable and growing contribution from our retail operations mitigate the inherent volatility of the refining business.

•

Vertically Integrated Platform Focused on Production and Logistics: We continue to look for synergistic and strategic bolt-on acquisitions that align with our strategy to further expand our platform and allow us to fully service our end customers. Our decade-long history of vertically integrated transactions includes the acquisitions of U.S. Oil & Refining Co. in January 2019 (our Tacoma, Washington refinery and associated logistics assets, including a unit train facility, marine terminal with deep water access, and significant tankage) and the high-conversion, complex refinery located in Billings, Montana and certain associated logistics assets (including seven refined product terminals across the upper Rockies and a 40% ownership interest in the Yellowstone Pipeline) in June 2023.

•

Higher Margins from Peer-Leading Distillate Yield: Our system-wide product yield is heavily weighted towards higher-margin distillates. We have a peer-leading distillate cut with a total distillate and LSFO yield of 53% for the twelve months ended March 31, 2026, driving margins higher. Included in this distillate production is an industry-leading jet fuel yield of over 15%. Hawaii is a unique market with above average jet fuel demand from long-haul domestic and international flights and local utility demand for LSFO for a significant portion of the State’s power generation needs.

•

Diversity of Crude Slate: We utilize a diverse crude slate tailored to the specific capabilities and market locations of our refineries to process cost-advantaged inland, North American crudes (55% system-wide exposure for the twelve months ended March 31, 2026, 20% of which is exposure to WCS heavy crude). Our mainland refineries benefit from direct pipeline and rail connection to inland crudes. Our refining system is well-diversified with a wide range of both inland and waterborne feedstock sources, allowing us to maximize flexibility and adapt to changing market conditions.

•

Conservative Leverage Profile: We continue to maintain and target a ratio of gross term debt to Retail and Logistics annual Adjusted EBITDA of 3 – 4x. Currently, we are at the low end of this target range, which provides flexibility to pursue various strategic initiatives. For the twelve months ended March 31, 2026, net income was approximately $443.6 million. As of March 31, 2026, on an as adjusted basis after giving effect to the private placement (the “offering”) of our senior unsecured notes due 2034 (the “Notes”) and the application of the net proceeds therefrom, together with cash on hand or borrowings under the ABL Credit Facility (as defined herein), to repay all of the aggregate principal balance under and terminate a Term Loan Credit Agreement due 2030 (the “Term Loan Credit Agreement”), and assuming the closing of the New ABL, we had pro forma liquidity of approximately $799.7 million (comprised of $34.2 million of cash and cash equivalents and $765.5 million of estimated initial availability under the New ABL), net debt of approximately $792.8 million and net leverage of approximately 1.1x, based on Adjusted EBITDA of approximately $714.9 million for the twelve months ended March 31, 2026.

Recent Developments

Proposed New ABL Credit Facility

We currently expect to enter into an Amended and Restated Asset-Based Revolving Credit Agreement (the “New ABL”) with a group of lenders and Wells Fargo Bank, National Association (“Wells Fargo Bank”), as agent, issuing bank and swing lender, to amend and restate, increase and extend our existing Asset-Based Revolving Credit Agreement (as amended or otherwise modified prior to the effectiveness of such amendment and restatement, the “Existing ABL”). References to the “ABL Credit Facility” in this Exhibit refer to (i) the Existing ABL prior to the effectiveness of the New ABL and (ii) the New ABL after the effectiveness of the New ABL. We expect the New ABL will have terms substantially similar to the Existing ABL, except with respect to certain covenants and borrowing capacity thereunder (which we currently expect to be higher than the Existing ABL). However, there can be no assurance that the New ABL will be executed on our expected timeline or at all or on the terms that we expect. The offering of the Notes and the termination of the Term Loan Credit Agreement are not conditioned upon the entry into the New ABL.

The New ABL is expected to be a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $1.8 billion with a $500 million incremental facility, which is expected to be subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for our and our subsidiaries’ capital expenditures, turnaround expenditures, working capital and general corporate purposes. The New ABL is expected to provide for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sublimits of $180 million for swing loans and $600 million for letters of credit. The New ABL is expected to mature five years from the closing date of the New ABL.

Loans under the New ABL are expected to bear interest at an annual rate equal to (i) 1.25% plus Secured Overnight Financing Rate (“SOFR”) plus a base rate, if the credit parties’ quarterly excess availability is greater than 50.0%, (ii) 1.50% plus SOFR plus a base rate, if the credit parties’ quarterly excess availability is more than 30.0% but less than 50.0%, or (iii) 1.75% plus SOFR plus a base rate, if the credit parties’ quarterly excess availability is less than 30.0%. All borrowings under the New ABL are expected to be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties. The credit parties also expect to be required to pay a commitment fee on the unutilized commitments and pay customary letter of credit fees.

The New ABL is expected to contain customary covenants for a financing of this type and to require the credit parties in certain circumstances to comply with a minimum fixed charge coverage ratio test, and to contain other customary restrictive covenants that limit the credit parties’ ability and the ability of their subsidiaries to, among other things, incur liens, engage in a consolidation, merger and purchase or sale of assets, pay dividends, incur indebtedness, make advances, investments and loans, enter into affiliate transactions, issue equity interests or create subsidiaries and unrestricted subsidiaries.

NON-GAAP FINANCIAL MEASURES

We refer in this Exhibit to Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA, which are non-GAAP financial measures used by management as supplemental measures in evaluating operating performance. These non-GAAP financial measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.

We believe Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA are useful supplemental financial measures that allow management and investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.

Beginning with financial results reported for the second quarter of 2023, Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA exclude our portion of interest, taxes, and depreciation expense from our refining and logistics investments acquired on June 1, 2023.

Beginning with financial results reported for the fourth quarter of 2023, Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA also exclude all hedge losses (gains) associated with our Washington ending inventory and last-in, first-out (“LIFO”) layer increment impacts associated with our Washington inventory. In addition, we have modified our environmental obligation mark-to-market adjustment to include only the mark-to-market losses (gains) associated with our net Renewable Identification Numbers (“RINs”) liability and net obligation associated with the Washington Climate Commitment Act (“Washington CCA”) and Clean Fuel Standard. This modification was made as part of our change in how we estimate our environmental obligation liabilities.

Beginning with financial results reported for the fourth quarter of 2023, Adjusted Net Income (Loss) attributable to Par Pacific stockholders excludes unrealized interest rate derivative losses (gains) and all Laramie Energy related impacts with the exception of cash distributions. We have recast Adjusted Net Income (Loss) attributable to Par Pacific stockholders for prior periods when reported to conform to the modified presentation.

Beginning with financial results reported for the first quarter of 2024, Adjusted Net Income (Loss) attributable to Par Pacific stockholders also excludes other non-operating income and expenses. This modification improves comparability between periods by excluding income and expenses resulting from non-operating activities.

Effective as of the fourth quarter of 2024, we have modified our definition of Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA to align the accounting treatment for deferred turnaround costs from our refining and logistics investments with our accounting policy. Under this approach, we exclude our share of their turnaround expenses, which are recorded as period costs in their financial statements, and instead defer and amortize these costs on a straight-line basis over the period estimated until the next planned turnaround. This modification enhances consistency and comparability across reporting periods.

Beginning with the financial results reported for the fourth quarter of 2025, Adjusted Net Income (Loss) attributable to Par Pacific stockholders excludes the portion of non-GAAP adjustments associated with the noncontrolling interest in our joint venture established on October 21, 2025. Adjusted Net Income (Loss) attributable to Par Pacific stockholders also excludes other operating gains and losses (which primarily includes the impacts of the noncash remeasurement of our environmental liabilities). This modification improves comparability between periods by excluding non-cash gains and losses that do not reflect ongoing underlying business operations.

Beginning with the financial results reported for the fourth quarter of 2025, Adjusted EBITDA includes the Adjusted Net Income (Loss) attributable to noncontrolling interests associated with our joint venture established on October 21, 2025.

Adjusted Net Income (Loss) Attributable to Par Pacific Stockholders and Adjusted EBITDA

Adjusted Net Income (Loss) attributable to Par Pacific stockholders is defined as Net income (loss) attributable to Par Pacific stockholders excluding:

•

inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our RINs and Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;

•	acquisition and integration costs;

•	redevelopment and other costs related to Par West;

•	debt extinguishment and commitment costs;

•	increase in (release of) tax valuation allowance and other deferred tax items;

•	changes in the value of contingent consideration and common stock warrants;

•	severance costs and other non-operating expense (income);

•	impairment expense;

•	impairment expense associated with our investment in Laramie Energy;

•	Par’s share of equity (earnings) losses from Laramie Energy, excluding cash distributions;

•	Par’s portion of accounting policy differences from refining and logistics investments;

•	other operating (gain) loss, net (which includes the impacts of the noncash remeasurement of our environmental liabilities); and

•	noncontrolling interest impact of non-GAAP adjustments.

Adjusted EBITDA is defined as Adjusted Net Income (Loss) attributable to Par Pacific stockholders plus Adjusted Net Income (Loss) attributable to noncontrolling interests excluding:

•	Depreciation and amortization (“D&A”);

•	interest expense and financing costs, net, excluding interest rate derivative loss (gain);

•	cash distributions from Laramie Energy to Par;

•	Par’s portion of interest, taxes, and D&A expense from refining and logistics investments; and

•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.

The following table presents a reconciliation of Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA to the most directly comparable GAAP financial measure, Net income (loss) attributable to Par Pacific stockholders, on a historical basis for the periods indicated:

Twelve Months Ended March 31,
2026
(unaudited)
(dollars in thousands)
Net income (loss) attributable to Par Pacific stockholders	$454,241
Inventory valuation adjustment	(76,739)
Environmental obligation mark-to-market adjustments	(48,822)
Unrealized (gain) loss on derivatives	59,927
Acquisition and integration costs	4,399
Par West redevelopment and other costs	13,796
Debt extinguishment and commitment costs	1,184
Changes in valuation allowance and other deferred tax items	117,944
Severance costs and other non-operating expense	825
Equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions	(31,761)
Par’s portion of accounting policy differences from refining and logistics investments	(1,990)
Other operating loss (gain), net	(6,370)
Noncontrolling interest impact of non-GAAP adjustments	(7,678)

Adjusted Net Income (Loss) attributable to Par Pacific stockholders	478,956

Adjusted Net Loss attributable to noncontrolling interests(1)	(2,924)
Depreciation, depletion, and amortization	142,199
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	76,231
Laramie Energy, LLC cash distributions to Par	—
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	8,330
Income tax expense (benefit)	12,073

Adjusted EBITDA	$714,865

(1)

Represents the amount necessary to reconcile Adjusted Net Income (Loss) attributable to Par Pacific stockholders to consolidated Adjusted Net Income (Loss) used in calculating Adjusted EBITDA. The amount equals Net Income (Loss) attributable to noncontrolling interest minus the Noncontrolling interest impact of non-GAAP adjustments.